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                                                               EXHIBIT (d)(9)(a)

                               AMENDED SCHEDULE A

                  to the Sub-Advisory Agreement dated _______.

                              PORTFOLIO                                   ANNUAL RATE*
           Capital Appreciation Portfolio                                     0.36%
           Total Return Portfolio                                             0.32%
           Government Portfolio                                               0.30%
           Cash Management Portfolio                                          0.25%
           High Yield Corporate Bond Portfolio                                0.30%
           International Equity Portfolio                                     0.60%
           Value Portfolio                                                    0.36%
           Convertible Portfolio                                              0.36%
           Equity Income Portfolio                                            ____%
           Mid Cap Core Portfolio                                             ____%
           Mid Cap Growth Portfolio                                           ____%
           Small Cap Growth Portfolio                                         ____%




*        of each Portfolio's average daily net assets